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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2003

HRPT PROPERTIES TRUST
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of organization)	1-9317 (Commission file number)	04-6558834 (I.R.S. employer identification number)
400 Centre Street, Newton, Massachusetts (Address of principal executive offices)	02458 (Zip code)

617-332-3990
(Registrant's telephone number, including area code)

Item 5. Other Events.

        On October 23, 2003, HRPT Properties Trust (the "Company") agreed to sell $250,000,000 aggregate principal amount of its 5.75% Senior Notes Due February 15, 2014 (the "Notes") in a public offering. The notes are expected to be issued on October 30, 2003, and will be issued under a supplemental indenture to the Company's indenture dated July 9, 1997. The Notes will be senior unsecured obligations of the Company and will have substantially the same covenants as the Company's other outstanding senior unsecured notes issued under that indenture. The Company intends to use the estimated $248.1 million net proceeds of this offering to repay amounts outstanding under its revolving bank credit facility and for general business purposes, including acquiring properties or repaying debt. The sole underwriter for this offering is Citigroup Global Markets Inc. A prospectus supplement relating to the 5.75% Senior Notes due February 15, 2014 referenced above will be filed with the Securities and Exchange Commission. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

THIS REPORT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING WITH RESPECT TO THE COMPANY'S ISSUANCE OF THE NOTES AND ITS INTENDED USES OF THE PROCEEDS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY'S PRESENT EXPECTATIONS, BUT THESE STATEMENTS AND THE IMPLICATIONS OF THESE STATEMENTS ARE NOT GUARANTEED.

Item 7. Financial Statements and Exhibits.

(c)
Exhibits.

1.1
Underwriting Agreement dated as of October 23, 2003 between HRPT Properties Trust and Citigroup Global Markets Inc., pertaining to $250,000,000 in aggregate principal amount of 5.75% Senior Notes due February 15, 2014.

4.1
Form of Supplemental Indenture No. 13 dated as of October 30, 2003 between HRPT Properties Trust and U.S. Bank National Association, including form of 5.75% Senior Note due February 15, 2014.

8.1
Opinion of Sullivan & Worcester LLP re: tax matters.

23.1
Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST
By:	/s/ JOHN C. POPEO John C. Popeo Treasurer and Chief Financial Officer

Date: October 27, 2003

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES